Exhibit 99.1

               Esterline Fiscal 2005 Earnings Per Share
$2.09 Before Stock Option Expense; Sales $835 Million; FY05 EPS $2.02 after Restatement to Reflect a Change in Accounting for Stock Options

    BELLEVUE, Wash.--(BUSINESS WIRE)--Dec. 8, 2005--Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fourth quarter income from continuing operations of $15.4 million, or $.60 per diluted share, on sales of $224.1 million. In the same period last year, income from continuing operations was $14.4 million, or $.66 per diluted share, on $190.3 million sales.
    Full year 2005 income from continuing operations was $51.0 million, or $2.02 per diluted share. The prior year's income from continuing operations was $29.4 million, or $1.37 per diluted share. Sales in fiscal 2005 were $835.4 million compared with last year's sales of $613.6 million. Results for the fourth quarter and full fiscal year 2005 reflect a change in accounting for stock options resulting from Esterline's determination during the fourth quarter that certain stock option grants required variable rather than fixed accounting under APB No. 25. The results from prior periods, including the fourth quarter and full fiscal year 2004, have been restated to conform to this change. The restatement has no impact on the company's net cash flow or liquidity.
    Robert W. Cremin, Esterline CEO, said the company's fourth quarter results reflect "...another solid performance, continuing the trend of the past several quarters." Cremin said, "...our acquisition efforts are paying off, and equally important, our year-over-year organic growth rate was nearly 16%. Our strong growth positions us well to be a more active Tier I partner with our customers, which in turn enables future growth." Looking toward that future, Cremin said he is optimistic about fiscal 2006, anticipating earnings per share in the range of $2.15 to $2.35.
    Cremin said that Esterline's success at winning Tier I contracts led to increased research, development and engineering spending during the year. R&D spending climbed to $42.2 million, or 5.1% of sales, in fiscal 2005 compared with $25.9 million, or 4.2% of sales, for fiscal 2004. Cremin expects R&D expenditures to increase again during fiscal 2006 "...to the 6.5% level, then begin to return to more normalized historic levels." He said Esterline "...has never shied away from making investments in research and new product development -- it's what sustains us. Being well positioned on the major new programs -- 787, A380, A400M, JSF and others -- is what will drive organic growth going forward." He emphasized that Esterline's consistent investment in R&D has paid off in the past, and he expects the return on this round of investment to be high.
    Cremin said, "...we continue on the acquisition trail and are currently reviewing several good-fit strategic opportunities." The company has completed two strategic acquisitions in the past 15 months: Leach International Corporation, a manufacturer of sophisticated relays and power distribution equipment for aerospace and defense applications, and Palomar Products, a developer of secure military communications systems. He said, "...these companies are a solid fit with our customers' needs, adding significantly to the toolkit of solutions we bring to them."
    Cremin noted that Esterline's growing capabilities are opening up more opportunities. In addition to the company's previously announced Tier I win to design and manufacture all of the overhead panels for the new Boeing 787, he said, "...we will also supply the sensors for the aircraft's environmental control system and an additional 14 cockpit panels as well as develop the embedded software for these products." He added that the company has also secured Tier I positions with Airbus for its new A400M military transport's primary power distribution system, and with Rolls Royce for the complete suite of sensors for the A400M's huge turboprop engines.
    Including results from discontinued operations, fiscal 2005 net earnings were $58.0 million, or $2.29 per diluted share, compared with $39.6 million, or $1.84 per diluted share, a year ago. Fiscal 2005 income from discontinued operations principally reflect the sale of the company's Fluid Regulators subsidiary. That sale resulted in a gain of approximately $7.0 million, net of tax of $2.4 million, or $.27 per diluted share, in the first quarter of 2005. Fiscal 2004 income from discontinued operations principally reflected the earnings of discontinued operations and the gain on the sale of W.A. Whitney. Including results from discontinued operations, net earnings in the fourth quarter of fiscal 2005 and fiscal 2004 were $15.4 million, or $.60 per diluted share, and $22.9 million, or $1.05 per diluted share, respectively.
    Backlog at year end was $482.8 million compared with $423.8 million at the end of the prior-year period.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline's or its industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.



ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
In thousands, except per share amounts

                         Three months ended       Fiscal year ended
                       Oct 28,   Oct 29, 2004    Oct 28,  Oct 29, 2004
                        2005    (as restated)     2005   (as restated)
                        ----     ------------     ----    ------------
Segment Sales
 Avionics &
  Controls        $    68,715   $    62,185  $  261,550  $    209,498
 Sensors &
  Systems              79,671        64,556     319,539       180,768
 Advanced
  Materials            75,760        63,605     254,314       223,344
                   -----------   -----------  ----------  ------------

Net Sales             224,146       190,346     835,403       613,610

Cost of Sales         154,527       128,364     573,453       418,590
                   -----------   -----------  ----------  ------------
                       69,619        61,982     261,950       195,020
Expenses
 Selling,
  general and
  administrative       34,054        32,941     137,426       118,746
 Research,
  development and
  engineering          12,122         8,503      42,238        25,856
                   -----------   -----------  ----------  ------------
 Total Expenses        46,176        41,444     179,664       144,602
                   -----------   -----------  ----------  ------------

Operating
 Earnings from
 Continuing
 Operations            23,443        20,538      82,286        50,418

 Interest
  income               (1,310)         (917)     (4,057)       (1,964)
 Interest
  expense               4,726         4,471      18,159        17,336
 Other income
  (expense)               176            65         514          (509)
 Gain on sale of
  product line             --        (3,434)         --        (3,434)
                   -----------   -----------  ----------  ------------

Other Expense, Net      3,592           185      14,616        11,429
                   -----------   -----------  ----------  ------------

Income from
 Continuing
 Operations
 Before Income
 Taxes                 19,851        20,353      67,670        38,989
Income Tax
 Expense                4,320         5,950      16,301         9,592
                   -----------   -----------  ----------  ------------

Income from
 Continuing
 Operations
 Before Minority
 Interest              15,531        14,403      51,369        29,397
Minority Interest        (165)          (22)       (335)          (22)
                   -----------   -----------  ----------  ------------

Income from
 Continuing
 Operations            15,366        14,381      51,034        29,375

Income from
 Discontinued
 Operations
 Net of Tax                24         8,498       6,992        10,208
                   -----------   -----------  ----------  ------------


Net Earnings      $    15,390   $    22,879  $   58,026  $     39,583
                   ===========   ===========  ==========  ============

Earnings Per
 Share -- Basic:
  Continuing
   operations     $       .61   $       .67  $     2.05  $       1.39
  Discontinued
   operations             .00           .40         .28           .48
                   -----------   -----------  ----------  ------------


Earnings Per
 Share -- Basic   $       .61   $      1.07  $     2.33  $       1.87
                   ===========   ===========  ==========  ============

Earnings Per
 Share -- Diluted:
  Continuing
   operations     $       .60   $       .66  $     2.02  $       1.37
  Discontinued
   operations             .00           .39         .27           .47
                   -----------   -----------  ----------  ------------


Earnings Per
 Share -- Diluted $       .60   $      1.05  $     2.29  $       1.84
                   ===========   ===========  ==========  ============

Weighted Average
 Number of Shares
 Outstanding --
 Basic                 25,316        21,310      24,927        21,195

Weighted Average
 Number of Shares
 Outstanding --
 Diluted               25,685        21,692      25,302        21,539





ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Balance Sheet
--------------------------
In thousands
                                                            Oct 29,
                                               Oct 28,       2004
                                                2005     (as restated)
                                             ----------  -------------
Assets
Current Assets
 Cash and cash equivalents                   $  118,304   $    29,479
 Cash in escrow                                  11,918         8,511
 Short-term investments                          62,656            --
 Accounts receivable, net                       149,751       132,206
 Inventories                                    130,469       119,054
 Deferred income tax benefits                    26,868        23,499
 Prepaid expenses                                 7,533         9,441
 Other current assets                                --           435
                                              ----------   -----------
         Total Current Assets                   507,499       322,625

Property, Plant and Equipment, Net              138,214       145,135

Other Non-Current Assets
 Goodwill                                       261,167       247,817
 Intangibles, net                               166,118       169,876
 Debt issuance costs, net                         5,144         5,818
 Deferred income tax benefits                    13,320        11,216
 Other assets                                    23,786        32,861
                                              ----------   -----------
                                             $1,115,248   $   935,348
                                              ==========   ===========

Liabilities and Shareholders' Equity
Current Liabilities
 Accounts payable                            $   41,453   $    37,867
 Accrued liabilities                            119,115        97,038
 Credit facilities                                2,031         6,977
 Current maturities of long-term debt            70,934         1,031
 Federal and foreign income taxes                 8,798         6,678
                                              ----------   -----------
         Total Current Liabilities              242,331       149,591

Long-Term Liabilities
 Long-term debt, net of current maturities      175,682       249,056
 Deferred income taxes                           46,421        43,443
 Other Liabilities                               27,237        29,852

Minority Interest                                 2,713         2,378
Shareholders' Equity                            620,864       461,028
                                              ----------   -----------
                                             $1,115,248   $   935,348
                                              ==========   ===========





ESTERLINE TECHNOLOGIES CORPORATION
Restatement, Stock Option Accounting
------------------------------------
(In thousands, except per share amounts)

Esterline has historically accounted for stock option grants as fixed awards in accordance with Accounting Principles Board No. 25 (APB No. 25) and disclosed in the footnotes to the financial statements the expense based upon the fair value of stock options under Statement of Financial Accounting Standards No. 123 (Statement No. 123). During our 2005 year-end closing process, we determined that certain stock option grants required variable rather than fixed accounting treatment under APB No. 25, because grantees were permitted to exercise options by surrendering shares subject to the grant to pay for the exercise price and statutory withholding. As a result, we determined on December 8, 2005, the need to restate our financial statements included in the Form 10-K for the fiscal year ended October 29, 2004 and in the Form 10-Q for the periods ended January 28, 2005, April 29, 2005, and July 29, 2005. The restatement for variable accounting has no impact on the company's net cash flow or liquidity.

A summary of the significant effects of the restatement for fiscal years 2004, 2003 and 2002 is as follows:

                                   2004                  2003
                              As         As         As        As
                           Reported  Restated(a) Reported  Restated(a)
                           --------- ----------- --------- -----------
Selling,general &
 administrative
 expenses
                           $117,689    $122,015  $107,797    $109,225

Income from
  continuing
  operations                 33,374      30,402    29,741      28,643

Net income
 (loss)                      42,555      39,583    23,933      22,835

Income from continuing
 operations
 per share:
     Basic                 $   1.57    $   1.43  $   1.42    $   1.37
     Diluted                   1.55        1.41      1.41        1.36

Net income
 (loss) per share:
     Basic                 $   2.01    $   1.87  $   1.15    $   1.09
     Diluted                   1.98        1.84      1.13        1.08

Deferred tax
 asset benefits            $ 20,984    $ 23,499  $ 16,529    $ 18,726

Shareholders'
 Equity                     458,513     461,028   393,872     396,069


                                                         2002
                                                     As        As
                                                  Reported Restated(a)
                                                 --------- -----------
Selling, general &
 administrative
 expenses                                        $ 79,086    $ 83,797

Income from
  continuing
  operations                                       31,284      28,252

Net income
 (loss)                                            (1,329)     (4,361)

Income (loss)
 from continuing
 operations
 per share:
     Basic                                       $   1.51    $   1.36
     Diluted                                         1.49        1.34

Net income
 (loss) per share:
     Basic                                       $   (.07)   $   (.21)
     Diluted                                         (.06)       (.21)

Deferred tax
 asset benefits                                  $ 25,069    $ 27,792

Shareholders'
 Equity                                           354,441     357,164

(a) The as restated amounts do not reflect the reclassification from continuing operations to discontinued operations of selling, general & administrative expenses and earnings of principally Fluid Regulators Corporation, which was accounted for as a discontinued operation beginning in fiscal 2005. This reclassification is made in fiscal year 2005 reporting.




ESTERLINE TECHNOLOGIES CORPORATION
Reconciliation of Non-GAAP Financial Measure
--------------------------------------------

Earnings per share from continuing operations before stock option expense is a measurement not calculated in accordance with GAAP. We do not intend earnings per share from continuing operations before stock option expense to represent earnings per share from continuing operations calculated in accordance with GAAP or as an indicator of Esterline's operating performance. We believe that earnings per share from continuing operations before stock option expense provides useful information to investors because this is the first period we have recorded stock option expense.

The following table reconciles earnings per share from continuing operations to earnings per share before stock option expense for the fiscal year ended October 28, 2005:

Earnings Per Share From Continuing
 Operations                                           $2.02

Stock Option Expense                                    .07
                                                      -----
Earnings Per Share Before Stock Option Expense        $2.09
                                                      =====




    CONTACT: Esterline Corporation
             Brian Keogh, 425-453-9400